UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2018

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure

The quarterly cash dividend program of Vishay Intertechnology, Inc. (the "Company") results in adjustments to the conversion rate and effective conversion price for each issuance of the Company's convertible senior debentures, specifically, the 2.25% Convertible Senior Debentures due 2040, the 2.25% Convertible Senior Debentures due 2041, and the 2.25% Convertible Senior Debentures due 2042. As required by the indentures governing the terms of each issuance of debentures, the Company has delivered a notice and officers' certificate to the trustees regarding these adjustments.

Pursuant to the indentures governing the terms of each issuance of debentures, effective March 13, 2018 (the ex-dividend date), the adjusted conversion rate and adjusted effective conversion price are as follows (subject to the conditions applicable to conversion of debentures set forth in the indentures):

	Due 2040	Due 2041	Due 2042

Conversion Rate (shares of common stock per $1,000 principal amount of debentures)	77.4680	56.5321	91.0838
Effective conversion price (per share)	$12.91	$17.69	$10.98

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer